SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2010

Freedom Resources Enterprises, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-32735	87-0567033
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

901 East 7800 South, Midvale, Utah		84047
Address of Principal Executive Offices		Zip Code

Registrant’s telephone number, including area code: (801) 566-5931

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02

Unregistered Sales of Equity Securities

Pursuant to the terms of a Promissory Note dated August 25, 2006, issued to Neil Christiansen in the principal amount of $5,000, on April 28, 2010, Mr. Christensen converted the full principal amount of this note, together with accrued but unpaid interest at 8% per annum from the date of the note, into 200,000 shares of our common stock. The shares were issued without registration under the Securities Act by reason of the exemptions from registration afforded by the provisions of Sections 4(2) and 4(6) of the Securities Act and Rule 506 of Regulation D promulgated by the SEC. Mr. Christiansen by virtue of his office with the company was an accredited investor at the time of the conversion. He acknowledged appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificates representing the shares. He did not enter into the transaction to convert the promissory note into the shares as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. No selling commission or other remuneration was paid or given, directly or indirectly, in connection with or in solicitation of the exchange or conversion of the note and issuance of the shares.

As a result of the issuance of these shares, we currently have outstanding 3,000,000 shares of our common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freedom Resources Enterprises, Inc.

Date: April 28, 2010

By /s/ Neil Christiansen

Neil Christiansen, President

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